UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2021

INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36441	46-4702118
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

101 JFK Parkway,	Short Hills,	New Jersey	07078
(Address of principal executive offices)			(Zip Code)

     Registrant's telephone number, including area code:  (973) 924-5100

Not Applicable
_________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ISBC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 19, 2021, Investors Bancorp, Inc. (“Investors”) held a special meeting of stockholders, at which the stockholders of Investors approved the Agreement and Plan of Merger, dated as of July 28, 2021 (the “Merger Agreement”), by and between Citizens Financial Group, Inc., a Delaware corporation and Investors Bancorp, Inc., a Delaware corporation, and the transactions contemplated by the Merger Agreement (the “Merger,” with such proposal the “Investors Merger Proposal”). In addition, the stockholders voted on a non-binding, advisory proposal to approve the compensation payable to the named executive officers of Investors in connection with the Merger (the “Investors Compensation Proposal”).

The final voting results were as follows:

Proposal 1: The Investors Merger Proposal:

Votes For	Votes Against	Abstain
189,141,544	2,066,861	397,789

Proposal 2: The Investors Compensation Proposal:

Votes For	Votes Against	Abstain
58,532,167	129,994,521	3,079,506

Item 8.01	Other Events.
    On November 19, 2021, Investors issued a press release announcing that the Investors Merger Proposal was approved by its stockholders. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 19, 2021.

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.

DATE: November 19, 2021	By:	/s/ Brian Doran
Brian Doran
Executive Vice President and
General Counsel